CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-OCT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-OCT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-SEPT-02
                                              LOCK-OUT DATE:         FEB-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 2,177,021.07        241,783.35        153,733.65      274,380.98

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    440,852.23
    (B) PARTIAL PREPAYMENTS RECEIVED                               324,929.11
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           1,336,398.27
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)          0.00
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                    2,102,179.61              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                           74,841.46        241,783.35        153,733.65        274,380.98
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         74,841.46        241,783.35        153,733.65        274,380.98

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         49,094,254.02     60,826,000.00     33,061,000.00     50,733,000.00
    LESS: PRINCIPAL DISTRIBUTION                                 2,102,179.61              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             46,992,074.41     60,826,000.00     33,061,000.00     50,733,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          247,004.52     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.73856716
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           247,004.52     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                    59,557.17         59,724.93         51,526.80        102,255.30

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                           59,557.17         59,724.93         51,526.80        102,255.30
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         59,557.17         59,724.93         51,526.80        102,255.30

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           63,626,000.00           1.9600%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           60,826,000.00           4.7700%
    REIMBURSEABLE FEES                                          33,061,000.00           5.5800%
                                                                50,733,000.00           6.4900%
 TOTAL FEES DUE SERVICER                                        10,066,000.00           7.1000%
                                                                10,066,000.00           7.1200%
                                                                 8,808,000.00           7.0200%
                                                                14,470,089.00           8.4800%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-OCT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-OCT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-SEPT-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               179      6,632,270       31-59 Days Delinquent       97        3,784,315
    60-89 Days Delinquent                                44      1,745,471       60-89 Days Delinquent       33        1,335,152
    90+ Days Delinquent                                  59      2,426,053       90+ Days Delinquent         41        1,757,814

    3-Month Avg Thirty-Day Delinquency Ratio           4.21%                     3-Month Avg Thirty-Day Delinquency Ratio   2.59%
    3-Month Avg Sixty-Day Delinquency Ratio            1.33%                     3-Month Avg Sixty-Day Delinquency Ratio    1.07%


(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                 720,676.28           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount   31,574
(J) Principal Balance of Contracts in Repossession            1,205,423.19        Cumulative Acquisition Loss Amount     195,224

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.33%
                                                                                  Cumulative Realized Loss Ratio    0.08%
(L) (x) Class B-2 Formula Distribution Amount                   102,255.30
    (y) Remaining Amount Available                              822,931.58
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                    13     414,771.28

(Q) Principal Prepayments Paid                                1,661,327.38

(R) Scheduled Principal Payments                                440,852.23

(S) Weighted Average Interest Rate                                   10.17%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                3,575,235.19
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st            722,830.25

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             2,942.92
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         542.89

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                173,095.33
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                           40,791.87


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 247,004.52
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             247,004.52

Available Distribution Amount-Vanderbilt                                     3,158,078.26
Available Distribution Amount-Subservicer-21st                                 682,581.27

To Class A And B                                                             3,119,983.25

Monthly Excess Cashflow                                                        720,676.28

Weighted Average Remaining Term (Months)                                           217.00

  Scheduled Balance Computation

  Prior Month Balance                                                      237,124,343.02


  Current Balance                                     235,106,780.20
     Adv Principal                                         48,616.25
     Del Principal                                        133,233.04
  Pool Scheduled Balance                                                   235,022,163.41


  Principal Payments In Full                            1,336,398.27
  Partial Prepayments                                     324,929.11

  Scheduled Principal                                     440,852.23

  Collateral Balance                                                       235,106,780.20
